UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2017

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On January 4, 2017, Abbott Laboratories completed the acquisition of St. Jude Medical, Inc. Beginning with the first quarter of 2017, Abbott’s cardiovascular and neuromodulation (ACN) business will include its historical Vascular Products segment and the businesses of St. Jude Medical, Inc.  ACN’s sales results will be reported in the following categories:

Rhythm Management and Heart Failure: This product category will include traditional pacemakers and implantable cardioverter-defibrillators (ICDs), bi-ventricular cardiac resynchronization therapy pacemakers and ICDs, atrial fibrillation products, ventricular assist devices, and the CardioMEMS HF system.

Cardiovascular and Structural Heart: This product category will include a broad line of coronary, endovascular, and vessel closure devices, diagnostic coronary imaging technology, percutaneous heart pumps, heart valve replacement and repair devices, patent foramen ovale closure devices, and left atrial appendage closure products.

Neuromodulation: This product category will include spinal cord stimulation products, dorsal root ganglion stimulation products, and deep brain stimulation products.

Please see Exhibit 99.1 for comparable revenue in each product category for each quarter of 2016 and for the full year.

The information contained in this Current Report on Form 8-K and the Exhibit hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act.

Item 9.01              Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Comparable Sales by Product (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: January 25, 2017	By:

/s/ Brian B. Yoor
Brian B. Yoor, Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Comparable Sales by Product (furnished pursuant to Item 2.02).